Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

CONTACT:	R. Jordan Gates

Chief Financial Officer

	(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS’ NET INCOME SURGES 70%

SEATTLE, WASHINGTON – May 3, 2006, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced net earnings of $52,352,000 for the first quarter of 2006, compared with $30,870,000(1) for the same quarter of 2005, an increase of 70%. Net revenues for the first quarter increased 28% to $296,197,000 as compared with $230,683,000 reported for the first quarter of 2005. Total revenues and operating income were $1,024,592,000 and $85,401,000 in 2006 compared with $825,164,000 and $50,449,000(1) for the same quarter of 2005, an increase of 24% and 69%, respectively. Diluted net earnings per share for the first quarter were $.47 as compared with $.28(1) for the same quarter in 2005, an increase of 68%. The company also reported that same store net revenues and operating income increased 28% and 69%, respectively, during the first quarter of 2006 as compared with the same period in 2005.

“It is tempting to just say ‘wow’ in this press release and let our first quarter numbers speak for themselves, but this would ignore the fact that we accomplished this in the same quarter that we implemented FAS 123R – the new accounting rule requiring us to expense stock options,” said Peter J. Rose, Chairman and Chief Executive Officer. “We landed a great deal of new business over the last six months so while airfreight yields were down marginally, the 25% increase in airfreight tonnage when compared with the first quarter of 2005 more than compensated for this yield decrease.”

“This quarter, we feel extraordinary pride in the efforts of all of our people. They’ve known for a year now that the first quarter of 2006 would bring the accounting rule change that requires expensing of stock options. While this non-cash expense reduced all incentive compensation payments, rather than moaning and complaining, our employees put their heads down and went to work on bringing in new business, improving productivity, and increasing overall efficiency through technological enhancements. These efforts allowed us to generate substantial growth in operating income without adding substantial amounts of staff as our headcount grew only 10.1%. While it takes more than one great quarter to make a year and while there are tough comparables ahead, a quarter like this really makes you stand up and take notice of your potential and take pride in your accomplishments,” Rose concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 166 full-service offices, 56 satellite locations and 5 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system. Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

(1) In applying the provisions of FAS 123R which requires the Company to expense stock options as of January 1, 2006, the Company has elected to apply the modified retrospective method. The modified retrospective method adjusts previously reported numbers to reflect the expense of stock options in amounts as had been reported in footnote disclosures. Accordingly, certain 2005 numbers will not agree with the figures previously reported under the then applicable generally accepted accounting principles. Diluted weighted shares outstanding for 2005 are also now reported consistent with the modified retrospective method of FAS 123R and will also not agree with the amount reported in the  2005 first quarter release.

Expeditors International of Washington, Inc.

1st Quarter 2006 Earnings Release

May 3, 2006

Expeditors International of Washington, Inc.

Financial Highlights

Three months ended

March 31, 2006 and 2005

Unaudited

(in 000’s of US dollars except share data)

	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005(2)	% Increase
Revenues	$1,024,592	$825,164	24%
Net Revenues	$296,197	$230,683	28%
Operating Income	$85,401	$50,449	69%
Net Earnings	$52,352	$30,870	70%
Diluted Earnings per share	$.47	$.28	68%
Basic Earnings per share	$.49	$.29	69%
Diluted weighted average shares outstanding(2)	111,280,049	111,357,999
Basic weighted average shares outstanding(2)	106,711,239	106,728,418

Offices opened during the First Quarter of 2006

EUROPE

Graz, Austria +

+ Satellite office of Vienna

Investors may submit written questions via e-mail to:  investor@expeditors.com

Or by fax to:  (206) 674-3459

Questions received by the end of business on May 5, 2006 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on or about May 22, 2006.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2006	2005
Assets

Current assets:
Cash and cash equivalents	$567,688	$463,894
Short-term investments	135	123
Accounts receivable, net	689,693	709,331
Deferred Federal and state income taxes	6,765	7,208
Other current assets	13,495	21,405
Total current assets	1,277,776	1,201,961

Property and equipment, net	348,200	333,787
Goodwill, net	7,774	7,774
Other intangibles, net	8,650	8,997
Other assets	13,810	13,525

	$1,656,210	$1,566,044

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	494,859	479,546
Accrued expenses, primarily salaries and related costs	118,881	103,674
Federal, state and foreign income taxes	31,858	29,281
Total current liabilities	$645,598	$612,501

Deferred Federal and state income taxes	$20,219	$13,278

Minority interest	$16,079	$13,883

Shareholders’ equity:
Preferred stock, par value $.01 per share.
Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share. Authorized 320,000,000 shares; issued and outstanding 106,655,520 shares at March 31, 2006 and 106,613,521 shares at December 31, 2005	1,067	1,066
Additional paid-in capital	182,592	189,120
Retained earnings	791,186	738,835
Accumulated other comprehensive income	(531)	(2,639)
Total shareholders’ equity	974,314	926,382

	$1,656,210	$1,566,044

Certain 2005 amounts have been restated as required by the modified retrospective method in connection with the implementation of FAS 123R and other amounts have been reclassified to conform to the 2006 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended March 31,
	2006	2005
Revenues:
Airfreight	$490,998	$372,885
Ocean freight and ocean services	344,659	297,144
Customs brokerage and other services	188,935	155,135

Total revenues	1,024,592	825,164

Operating expenses:
Airfreight consolidation	380,581	284,438
Ocean freight consolidation	270,879	243,970
Customs brokerage and other services	76,935	66,073
Salaries and related costs	160,974	132,890
Rent and occupancy costs	13,723	13,748
Depreciation and amortization	8,053	7,339
Selling and promotion	7,957	7,546
Other	20,089	18,711
Total operating expenses	939,191	774,715

Operating income	85,401	50,449

Interest expense	(27)	(29)
Interest income	4,274	2,147
Other, net	1,667	1,196

Other income, net	5,914	3,314

Earnings before income taxes and minority interest	91,315	53,763

Income tax expense	37,052	21,839

Net earnings before minority interest	54,263	31,924

Minority interest	(1,911)	(1,054)

Net earnings	$52,352	$30,870

Diluted earnings per share	$0.47	$0.28

Basic earnings per share	$0.49	$0.29

Weighted average diluted shares outstanding	111,280,049	111,357,999

Weighted average basic shares outstanding	106,711,239	106,728,418

Certain 2005 amounts have been restated as required by the modified retrospective method in connection with the implementation of FAS 123R and other amounts have been reclassified to conform to the 2006 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended
	March 31,
	2006	2005
Operating Activities:
Net earnings	$52,352	$30,870
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	(154)	36
Deferred income tax expense	6,280	4,025
Tax benefits from employee stock plans	492	1,361
Stock compensation expense	8,398	7,108
Depreciation and amortization	8,053	7,339
Gain on sale of property and equipment	(147)	(19)
Other	788	(927)
Changes in operating assets and liabilities:
Decrease in accounts receivable	20,839	43,670
Decrease in other current assets	5,094	2,793
Increase in minority interest	2,196	837
Increase (decrease in accounts payable and) other current liabilities	33,942	(2,958)

Net cash provided by operating activities	138,133	94,135

Investing Activities:
Increase in short-term investments	(8)	(643)
Purchase of property and equipment	(21,499)	(29,017)
Proceeds from sale of property and equipment	178	142
Other	(206)	(666)

Net cash used in investing activities	(21,535)	(30,184)

Financing Activities:
Repayments of short-term debt, net	—	(2,173)
Proceeds from issuance of common stock	5,507	2,375
Repurchases of common stock	(26,960)	(14,527)
Excess tax benefits from employee stock plans	6,035	1,575

Net cash used in financing activities	(15,418)	(12,750)

Effect of exchange rate changes on cash	2,614	(2,794)

Increase in cash and cash equivalents	103,794	48,407

Cash and cash equivalents at beginning of period	463,894	408,983

Cash and cash equivalents at end of period	567,688	457,390

Interest and taxes paid:
Interest	24	20
Income tax	12,675	10,116

Certain 2005 amounts have been restated as required by the modified retrospective method in connection with the implementation of FAS 123R and other amounts have been reclassified to conform to the 2006 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United	Other	Far		Australia/	Latin	Middle	Elimi-	Consoli-
	States	N. America	East	Europe	New Zealand	America	East	nations	dated
Three months ended March 31, 2006

Revenues from unaffiliated customers	$215,812	28,404	558,759	141,099	12,354	16,153	52,011		1,024,592
Transfers between geographic areas	$25,442	1,730	3,683	7,325	1,409	1,893	2,382	(43,864)	—
Total revenues	$241,254	30,134	562,442	148,424	13,763	18,046	54,393	(43,864)	1,024,592

Net revenues	$122,288	14,705	82,813	49,337	7,401	7,231	12,422		296,197
Operating income	$24,572	3,339	41,283	10,570	1,981	1,274	2,382		85,401
Identifiable assets at quarter end	$858,480	53,528	334,631	301,741	22,222	28,199	55,011	2,398	1,656,210
Capital expenditures	$17,186	97	2,754	714	237	323	188		21,499
Depreciation and amortization	$4,068	351	1,190	1,536	198	365	345		8,053
Equity	$1,070,416	20,233	245,513	85,066	12,283	12,305	24,269	(495,771)	974,314

Three months ended March 31, 2005

Revenues from unaffiliated customers	$168,671	20,209	442,013	126,840	11,740	13,104	42,587		825,164
Transfers between geographic areas	$16,394	1,169	2,722	5,415	1,222	1,559	1,857	(30,338)	—
Total revenues	$185,065	21,378	444,735	132,255	12,962	14,663	44,444	(30,338)	825,164

Net revenues	$94,069	11,356	60,657	42,170	6,715	5,658	10,058		230,683
Operating income	$12,519	2,007	27,333	4,905	1,628	858	1,199		50,449
Identifiable assets at quarter end	$653,209	46,554	302,033	288,449	24,603	21,591	43,332	5,617	1,385,388
Capital expenditures	$25,972	305	1,076	1,210	68	191	195		29,017
Depreciation and amortization	$3,509	367	1,170	1,513	154	261	365		7,339
Equity	$908,267	18,784	225,864	88,367	14,129	6,969	19,386	(439,596)	842,170

Certain 2005 amounts have been restated as required by the modified retrospective method in connection with the implementation of FAS 123R and other amounts have been reclassified to conform to the 2006 presentation.